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                                                                      EXHIBIT 21
                           SUBSIDIARIES OF THE COMPANY



                                                                                           STATE OF
                                                              PERCENTAGE OF             INCORPORATION OR
PARENT                        SUBSIDIARY                        OWNERSHIP                ORGANIZATION
-----------------------------------------------------------------------------------------------------------------
Republic Bancorp Inc.        Republic Bank                        100%                     Michigan

Republic Bancorp Inc.        Republic Capital Trust I             100%                     Delaware

Republic Bank                CAS Properties, Inc.                 100%                       Ohio

Republic Bank                Quincy Investment                    100%                     Delaware
                             Services, Inc., A
                             Licensed Insurance Agency

Republic Bank                Republic Management                  100%                     Michigan
                             Company, Inc.

Republic Bank                Republic Bank Real                  99% (1)                   Michigan
                             Estate Finance, LLC


(1) Republic Management Company, Inc. owns 1% of Republic Bank Real Estate Finance, LLC.